UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.___ )

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The Bureau of National Affairs, Inc.
___________________________________________
(Name of Registrant as Specified in Its Charter)

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Cynthia J. Bolbach Vice President and Corporate Secretary (703)341-3482 Fax: (703)341-1688 cbolbach@bna.com

March 25, 2011
TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.

     You are cordially invited to attend the annual meeting of the Corporation’s stockholders on April 16, 2011, at 10:00 a.m. in the Potomac Ballroom of the Crystal City Marriott, 1999 Jefferson Davis Highway, Arlington, Va., to elect the 13 members of the Board of Directors, to vote on two advisory, non-binding “say on pay” resolutions, and to transact such other business as may properly be brought before the meeting.

     The Crystal City Marriott is located directly across from BNA’s headquarters at 1801 S. Bell Street. Coffee will be available prior to the meeting, and a light lunch will be served immediately following the meeting. Meeting attendees may park in the BNA garage (entrances on 18th Street and 20th Street between Crystal Drive and S. Bell Street).

     Enclosed for your information is BNA’s Annual Report on Form 10-K, including financial statements for the year ended Dec. 31, 2010. Also enclosed are a proxy statement and, for Class A stockholders, a proxy form/envelope and ballot. The number of shares of Class A stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope carefully.

     CSC Entity Services, Wilmington, DE., will conduct the balloting, tabulate the results, and seal and store the ballots afterwards.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the annual meeting. IT IS IMPORTANT THAT YOU VOTE. You can mail your ballot directly to CSC Entity Services, using the business reply envelope that is enclosed, or you can place it in the ballot boxes located in BNA’s Arlington and Bethesda offices. If you mail your ballot, please do so in time to ensure that it is received at the CSC Entity Services offices in Wilmington no later than April 11. You can also bring your ballot and cast it at the annual meeting on April 16.

Cordially
/s/Cynthia J. Bolbach
Cynthia J. Bolbach

Enclosures

1801 South Bell Street ☐ Arlington, Virginia, 22202  ☐   Telephone (703) 341-3000 ☐ www.bna.com

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 16, 2011
THE BUREAU OF NATIONAL AFFAIRS, INC.
1801 S. Bell Street
Arlington, Va. 22202

SOLICITATION AND VOTING INFORMATION
Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors)  is made by and on behalf of the Board of Directors of The Bureau of National Affairs, Inc. (“BNA") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, at the  Crystal City Marriott, 1999 Jefferson Davis Highway, Arlington, Va., on Saturday, April 16, 2011, and at any adjournments of such meeting.  The expense of this solicitation will be paid by BNA.  Officers, directors, and employees of BNA may make solicitations of proxies by telephone, regular mail, e-mail, or in person.  This proxy statement and proxy form were first mailed to BNA stockholders on or about March 25, 2011.  An Annual Report on Form 10-K, including financial statements for the year ended Dec. 31, 2010, is enclosed with this proxy statement.

            This proxy statement and the Annual Report on Form 10-K are available at www.bna.com/stockinfo.htm.

BNA has 30,000,000 authorized shares of Class A voting common stock ($1.00 par value), 30,000,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 5,000,000 authorized shares of Class C non-voting common stock ($1.00 par value).  Only holders of Class A common stock of record at the close of business on March 19, 2011, are entitled to vote at the meeting or any adjournment thereof on the election of the 13 members of the Board of Directors, on two resolutions regarding executive compensation, and on any other business that may properly come before the meeting.  On March 19, there were 10,231,343 shares of Class A common stock outstanding.  All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given on the proxy. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED BALLOT AND PROXY FORM/ENVELOPE AS SOON AS POSSIBLE.  IF YOU MAIL YOUR BALLOT, PLEASE MAIL IT IN TIME FOR IT TO BE RECEIVED BY CSC ENTITY SERVICES IN WILMINGTON, DE., BY APRIL 11, 2011.   You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable at any time before the presiding officer’s call for a vote at the meeting, upon your filing of a written notice of revocation with Cynthia J. Bolbach, Executive Vice President and Corporate Secretary.

A majority of all outstanding Class A shares entitled to vote at the Annual Meeting constitutes a quorum.  Once a Class A share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting.  Class A shares represented by properly-executed proxies, including those shares held in the stockholder’s name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy.  If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares.  A plurality of the votes cast is required for the election of directors, as discussed below.  With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote.  For further information concerning voting, see Section VIII, Voting Procedures.

I.  ELECTION OF DIRECTORS

    Thirteen directors of the Corporation are to be elected at the 2011 Annual Meeting to serve until their successors are elected at the next Annual Meeting.  Nine directors are BNA stockholders and four directors are independent directors who do not own BNA stock.

Stock Ownership of Executive Officers and Nominees for 9 "Inside" Directorships
(Further information about the nominees is contained in the
Biographical Sketches section of this Proxy Statement)

	Name and, if applicable, year first served as a Director	Age	Offices with BNA or its subsidiaries	Shares beneficially owned on March 1, 2011, and % of outstanding shares of class (All shares are Class A except as indicated)

*	Paul A. Blakely	53	Manager, Financial Planning	67,467.67		(a)
	2004		and Analysis;
			Assistant Treasurer

*	Cynthia J. Bolbach	63	Exec. Vice President and	47,924.48
	2001		Corporate Secretary

*	Neil R. Froemming	65	Retired; formerly	147,086	Class	B
	2003		Technical Support Manager		.96	(a)
			BNA Software

	Marcia P. Kaplan	59	Senior Account Executive	241,717	2.41
	2008

*	George J. Korphage	64	Retired; formerly	274,261	Class	B
	1988		Vice President and Chief		1.79
			Financial Officer

*	Eunice F. Lin	50	Exec. Vice Presidnet and	63,134.63
	2000		General Counsel

*	Gregory C. McCaffery	50	Vice Chairman; President and	134,172	1.34
	1997		Chief Operating Officer;
			President, Tax Management Inc.

*	Darren P. McKewen	49	VP and Group Publisher,	25,691.26
	2007		Tax and Accounting Services

*	David M. Victor	52	Director, Corporate and Tax
	2010		Sales Division	104,797	1.04

*	Paul N. Wojcik	62	Chairman and	196,751	1.96
	1989		Chief Executive Officer

Stock Ownership of Nominees for Four Independent Directors

	Name and, if applicable, year first served as a Director	Age	Principal Occupation	Shares beneficially owned on March 1, 2011, and % of outstanding shares of class (All shares are Class A except as indicated)

*	Gerald S. Hobbs	69	Retired; formerly	-0-
	2003		Chairman and CEO, VNU, Inc.

*	Jonathan Newcomb	64	Senior Director,	-0-
	2001		Coady Diemar Partners

*	Ellen Taus	52	Chief Financial Officer,	-0-
	2002		The Rockfeller Foundation

*	Daniel W. Toohey	71	Retired; formerly counsel,	-0-
	1991		Dow, Lohnes & Albertson

*Member of Present Board

(a)
Mr. Blakely and Mr. Froemming’s shares include 4,108 Class A, and 24,406 Class B shares, respectively, owned by their spouses.  These shares may be deemed to be beneficially owned by the nominee under the rules and regulations of the Securities and Exchange Commission.  The nominees, however, disclaim beneficial ownership of the BNA shares owned by his or her spouse.

    As of March 1, 2011, all directors and executive officers as a group beneficially owned 815,031 shares of Class A common stock, or 8.13 percent of the  outstanding Class A shares, and 421,347 shares of Class B common stock, or 2.76 percent of the outstanding Class B shares.  These share totals include 4,108 Class A and 24,406 Class B shares held by spouses of persons in the group, each of whom disclaims beneficial ownership of all such shares.

II. CORPORATE GOVERNANCE

BNA’s By-Laws establish the following standing committees: Executive, Audit, Budget, Corporate Governance, and Executive Compensation. The Board of Directors met six times during 2010.  No director attended fewer than 75 percent of the meetings of the board and the meetings of the committees upon which he or she served.  The board expects all members to attend all board meetings and all annual or special meetings of stockholders; all board members attended the 2010 Annual Meeting.

           Shareholders who wish to send communications to the board or to a particular member of the board may do so by delivering a written communication to Cynthia J. Bolbach, Executive Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202, and she will promptly forward any such written communications to the indicated director or directors.

            Independent Directors.  The four directors who are not stockholders – Messrs. Hobbs, Newcomb, and Toohey, and Ms. Taus – are “independent” directors, in that none of them is, or has been, an officer or employee of BNA, none of them has accepted any consulting, advisory, or other compensatory fees from BNA or any of its subsidiaries other than in his or her capacity as a director, and none is considered an “affiliated person” of BNA or any of its subsidiaries.

            Board Structure. Mr. Wojcik serves as Chairman of the Board and as the Corporation’s Chief Executive Officer; Mr. McCaffery serves as Vice Chairman of the Board and as President and Chief Operating Officer. The board believes that this leadership structure allows the Chairman to focus on the overall strategic direction of the Corporation, including the subsidiaries, while allowing Mr. McCaffery to concentrate on the operations of the parent company and Tax Management. The board has not designated a “lead” independent director, believing that the size of the board is sufficiently manageable so as to allow all the independent directors to provide input and guidance. The board carries out its risk oversight function primarily in two ways: first, in terms of financial risk oversight, through its Audit Committee, which oversees BNA’s financial reporting as described below; and, second, in terms of business and competitive risks, through regular reports from management and from outside advisers evaluating and analyzing BNA’s competitive position in the marketplace.

Audit Committee. The Audit Committee’s primary function is to assist the board in fulfilling the board’s oversight of BNA’s financial reporting and accounting policies. The committee operates pursuant to a written charter which is reviewed annually by the committee and by the board. The charter is posted on BNA’s web site at www.bna.com/stockinfo.htm. The committee is composed of four members, all of whom are “independent,” as defined above.  In addition, the board has determined that Ellen Taus is an “audit committee financial expert” as defined by the Securities and Exchange Commission.  During 2010, the committee met eight times.  Members of the committee are Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey.

            Corporate Governance Committee. The Corporate Governance Committee advises the board on matters of governance and corporate practice as well as any other matters that may be assigned to it for study by the board.  The committee operates pursuant to a written charter which is reviewed annually by the committee and by the board, and which is posted on the BNA internal home page.  During 2010, the committee met three times.  Members of the committee are Ms. Bolbach, Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey.

Executive Committee.  The Executive Committee, pursuant to BNA’s By-Laws, has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, provides advice and assistance in matters concerning management of the business.  During 2010, the committee met six times.  Its members are Ms. Bolbach, Ms. Lin, and Messrs. McCaffery and Wojcik.

Executive Compensation Committee.  The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Chairman and Chief Executive Officer and the President and Chief Operating Officer, and assists the board generally in matters of executive compensation.  The committee operates pursuant to a written charter which is reviewed annually by the committee and by the board, and which is posted on the BNA internal home page.  During 2010, the committee met three times.  Its members are Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey.

The charters of the Audit Committee, Corporate Governance Committee, and Executive Compensation Committee are also available upon request to Cynthia J. Bolbach, Executive Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202.

Nomination of Directors.  There is no standing Nominating Committee, nor is there a charter for the Nominating Committee.  Under BNA’s By-Laws, a Nominating Committee is appointed in the event of a vacancy on the board. The By-Laws further provide that members of the board shall automatically be renominated, with the exception of any independent directors elected to the board after April 2003. There is no charter currently in effect for the Nominating Committee, although the Corporate Governance Committee, at its meeting on Dec. 11, 2008, reviewed and approved Nominating Committee guidelines, to be recommended to the full Board of Directors for approval in the event that a Nominating Committee is appointed.

             A summary of the By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations was mailed to each Class A stockholder on March 2, 2011.  Because the board believes that these By-Law provisions offer stockholders the opportunity to nominate candidates for the board, there is no specific policy in place concerning the Nominating Committee’s consideration of candidates recommended by stockholders.

 Code of Ethics.   The board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officer. This code is posted on BNA’s web site at www.bna.com/stockinfo.htm.

Directors’ Compensation.   The directors who are BNA employees are not compensated for their services as BNA directors. During 2010, the directors who are not stockholders -- the independent directors -- received an annual retainer of $16,000 for board service and $2,500 for each standing committee on which the director serves (except for the Audit Committee, for which the annual retainer was $4,000 for committee members; Ms. Taus was paid fees totaling $7,500 for her service as chair in 2010).  Additionally, independent directors are paid a fee of $1,500 per board meeting attended and are reimbursed for travel expenses.  Each independent director serves on the Audit Committee, the Corporate Governance Committee, and the Executive Compensation Committee.  The independent directors also receive an annual supplemental compensation payment that is based on BNA’s financial progress during the director’s service on the board. This supplemental compensation is based on the growth of BNA’s cash flow per share (as defined) during the director’s tenure on the board.  Because the supplemental compensation formula is based upon a financial measure which influences BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the independent directors to the interests of shareholders. The independent directors’ fees and the annual supplemental compensation payment were established by action of the full board.

     Retired stockholder members of the board – currently Messrs. Froemming and Korphage – are compensated for their service in the amount of $1,500 for each board meeting attended, and $1,500 for each day spent participating in board committee meetings. During 2010, Mr. Korphage served on the board’s investment committees.

   Directors’ Summary Compensation Table. The table below summarizes the compensation earned by non-employee directors for the fiscal year ended Dec. 31, 2010.

Name	Fees Earned	All Other Compensation (1)	Total

Gerald Hobbs	$34,000	$20,000	$54,000
Jonathan Newcomb	$34,000	$20,000	$54,000
Ellen Taus	$36,000	$20,000	$56,000
Daniel Toohey	$34,000	$20,000	$54,000
Neil Froemming	$9,000	$0	$9,000
George Korphage	$16,500	$0	$16,500

(1)	All other compensation includes supplemental cash compensation for Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey.

    Compliance with Section 16(a) of the Securities Exchange Act of 1934. Based on a review since January 2009 of Statements of Beneficial Ownership of Securities on Form 3, Form 4, and Form 5 (and any amendments thereto), these forms were filed on a timely basis by all directors, officers, or any other person subject to Section 16 of the Securities Exchange Act of 1934.

III. PROPOSAL 1 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The recently-enacted Dodd-Frank Wall Street Reform and Consumer Protection Act requires that shareholders be given the opportunity to cast a non-binding advisory vote to approve or disapprove the compensation of the BNA’s executive officers named in the Summary Compensation Table on p. 10 of this proxy statement. This resolution is often referred to as a “say on pay” resolution.

     The Board of Directors believes that the compensation policies for the named executive officers are designed to attract, motivate, and retain talented executive officers and are aligned with the interests of BNA’s shareholders. The board asks that you indicate your support for the executive compensation policies and practices as described in the Compensation Discussion and Analysis found on p. 7 of this proxy statement. Your vote is advisory and will not be binding on the board. However, the board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

     The Board of Directors unanimously recommends a vote FOR the following resolution:

     RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.

Vote Required for Adoption:

     The proposed resolution will be adopted if a majority of Class A shares represented in person or by proxy and entitled to vote on the proposal votes in its favor.

IV. PROPOSAL 2 — FREQUENCY OF ADVISORY VOTE
ON EXECUTIVE COMPENSATION

     The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires that  shareholders be given the opportunity to provide an advisory vote on how often shareholders should vote on the “say on pay” resolution described above. This resolution allows shareholders to cast an advisory vote on whether the “say on pay” advisory vote on executive compensation should be held every year, every two years, or every three years.

     The Board of Directors believes that an annual advisory vote on executive compensation is the best approach for BNA. An annual “say on pay” advisory vote will allow shareholders to provide direct input on BNA’s compensation philosophy, policies, and practices. Additionally, an annual advisory vote on executive compensation is consistent with BNA’s policy of seeking input from, and engaging in discussions with, its shareholders on executive compensation and corporate governance matters.

      Although the vote is non-binding, the board will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.

     The board unanimously recommends that shareholders vote to conduct an advisory shareholder vote every year on the compensation of the executive officers named in the proxy statement’s summary compensation table for that year.

Vote Required for Adoption:

     The option (every one, two, or three years) receiving the greatest number of votes will be considered the frequency approved by shareholders.

V. EXECUTIVE COMPENSATION

A.  Compensation Discussion and Analysis.

Compensation Philosophy and Objectives

     BNA’s management compensation program is designed to attract, retain, motivate, and reward a highly qualified productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. The compensation of the named executive officers included in the Summary Compensation Table below (referred to as the “named executive officers”) is designed to reward the achievement of both annual and long-term strategic goals.

    The Executive Compensation Committee has overall responsibility for evaluating and approving BNA’s executive compensation plans, policies, and programs. The committee’s responsibilities are set out in a written charter that was most recently reviewed and approved by the full board at its meeting on Feb. 10, 2011. Pursuant to that charter, the committee meets periodically with the Chairman and Chief Executive Officer, and with the President and Chief Operating Officer, to discuss their annual objectives, and their progress towards attaining those objectives. The committee evaluates the performance of the Chairman and Chief Executive Officer, and the President and Chief Operating Officer, based upon attainment of their individual objectives and the attainment of corporate goals and objectives, reports annually to the board regarding that review, and recommends the base salary to be paid to each. The committee also reviews with the Chairman and Chief Executive Officer the base salary of all corporate officers and subsidiary officers who report to the Chairman and Chief Executive Officer, it reviews and approves any incentive compensation program that is in effect, it reviews and acts on any requested adjustments to the incentive compensation program, and it reviews any employment and/or severance agreements entered into by BNA with any corporate or subsidiary officers.

        BNA began an incentive compensation program as a pilot initiative in 2006, and the committee approved incentive compensation plans for 2007 and 2008. At its meeting on March 12, 2009, the committee adopted management’s request to suspend the incentive compensation plan for 2009, based upon management’s objective of allocating all possible funds for investment in corporate strategic initiatives. No incentive compensation program was therefore in effect for 2009, nor was an incentive compensation plan in effect during 2010.

Principal Elements of Compensation

     For the fiscal year ended Dec. 31, 2010, the principal elements of compensation for the named executive officers were:

•
Base salary. BNA provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is intended to be the major component of the named executive officers’ compensation.  The Executive Compensation Committee, as noted above, annually recommends to the board the base salary to be paid to the Chairman and Chief Executive Officer, and to the President and Chief Operating Officer, based upon the attainment of objectives as noted above.  The committee recommended, at the board’s April 17, 2010, meeting, that Mr. Wojcik be compensated in the amount of $642,720 for the period April 2010 – April 2011, and that Mr. McCaffery be compensated in the amount of $482,300 for the period April 2010 – April 2011, and, after full discussion, this recommendation was approved by the board. Mr. Wojcik reviewed the performance, and established the base salaries, of Mr. Ambrosini and Ms. Lin, and Mr. McCaffery reviewed the performance, and established the base salary, of Ms. Clark.

•
Profit Sharing. The named executive officers participate in the BNA Employees’ Cash Profit Sharing Plan, which distributes a percentage of the operating profit (as defined) to all full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives.  The amount each employee receives is determined by salary and seniority, with the same formula applied to the named executive officers as is applied to all other employees.  The profit-sharing plan has historically provided less than 6 percent of total compensation.

•
Retirement Plan. The named executive officers participate, as do all full-time BNA employees and all part-time employees who work at least 1,000 hours a year, in the BNA Employees’ Retirement Plan.  The retirement plan is an ERISA-qualified, non-contributory defined benefit plan.  The amount of each participant’s retirement benefit is determined by a specific formula based on average annual compensation and years of service with BNA.  (The BNA Employees’ Retirement Plan was closed to new participants as of September 1, 2010).

•
Supplemental Employees’ Retirement Plan. Certain of the named executive officers also participate in the Supplemental Employees’ Retirement Plan, which is a non-qualified, non-contributory plan that provides supplemental retirement benefits to those BNA employees whose benefits under the ERISA-qualified plan are limited by the Internal Revenue Code.  The Supplemental Employees’ Retirement Plan does not provide vesting rights, and its benefits are payable only upon a participant’s retirement from BNA.

B. Compensation Committee Report.

      The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on that review and those discussions, the  committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

                                                       Jonathan Newcomb, Chairman
                                                       Gerald S. Hobbs
                                                       Ellen Taus
                                                       Daniel W. Toohey

C. Compensation Committee Interlocks and Insider Participation.

       The members of the Executive Compensation Committee serve as the board's independent directors, and none are former or current officers or employees of BNA or any of its subsidiaries.  None of the members of the committee had any interrelationships requiring disclosure in this proxy statement.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation provided to each of the named executive officers for the fiscal years ended Dec. 31, 2010, 2009, and 2008.

Name and Principal Position	Year	Salary	(1) Bonus	(2) Non-Equity Incentive Compensation	(3) Change in Pension Value	Total
Paul Wojcik Chairman and CEO	2010 2009 2008	$634,638 $618,000 $604,846	$48,471 $32,073 $36,280	$0 $0 $0	$291,172 $244,650 $353,905	$974,281 $894,723 $995,031
Gregory McCaffery President and COO	2010 2009 2008	$473,375 $455,000 $447,558	$36,089 $23,567 $26,792	$0 $0 $13,195	$299,397 $252,075 $243,813	$808,861 $730,642 $731,358
Robert Ambrosini Exec. VP and CFO	2010 2009 2008	$318,720 $312,000 $306,923	$24,092 $16,016 $18,199	$0 $0 $0	$22,913 $18,107 $22,044	$365,725$346,123 $347,166
Carol Clark Exec. VP and CIO	2010 2009 2008	$270,155 $270,155 $265,865	$20,793 $14,118 $16,053	$0 $0 $7,834	$189,062 $163,730 $160,159	$480,010 $448,003 $449,911
Eunice Lin Exec. VP and General Counsel	2010 2009 2008	$232,757 $227,850 $223,260	$17,803 $11,830 $13,396	$0 $0 $0	$76,110 $57,885 $40,259	$326,670 $297,565 $276,915

(1)	Represents cash profit sharing.

(2)	Represents the award earned pursuant to the incentive compensation program. For further information about this program, see the Compensation Discussion and Analysis section of this proxy statement.

(3)	Represents the increase in the present value of the accumulated benefits under the BNA Employees’ Retirement Plan and, if applicable, the Supplemental Employees’ Retirement Plan.

Pursuant to the terms of a severance agreement effective June 2007 – June 2010, Mr. Ambrosini is entitled, during the first two years of the agreement, to one year’s salary in the event he is discharged other than for cause or in certain other circumstances.  In addition, during the term of the agreement, if he is discharged within one year after a change in control of the company, he would be entitled to either one year or two years’ salary, depending upon when the change of control became effective.  There are no other employment agreements, change in control agreements, or severance agreements in effect for any of the named executive officers.  BNA does not offer stock options or other similar awards or grants, or any non-qualified deferred compensation plans.

PENSION BENEFITS TABLE

     The following table shows the present value of accumulated benefits payable to each of the named executive officers and the number of years of service credited (including credit for unused sick leave) to each such named executive officer under the BNA Employees’ Retirement Plan and the Supplemental Employees’ Retirement Plan.

Name	Plan Name	Number of Years Credited Service*	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Paul Wojcik	Retirement Plan Supplemental Plan	41 41	$1,372,414 $2,469,828	-- --
Gregory McCaffery	Retirement Plan Supplemental Plan	26 26	$751,516 $806,916	-- --
Robert Ambrosini	Retirement Plan Supplemental Plan	4 4	$63,064 ---	-- --
Carol Clark	Retirement Plan Supplemental Plan	29 29	$1,019,169 $244,648	-- --
Eunice Lin	Retirement Plan Supplemental Plan	17 17	$368,461 $9,005	-- --

*Years of credited service include service resulting from accumulated unused sick leave

VI. AUDIT COMMITTEE DISCLOSURE

A. Audit Committee Report.

           The committee (i) reviewed and discussed the audited financial statements for 2010 with management; (ii) discussed with BDO USA, LLP, BNA’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards 114; (iii) confirmed that BDO USA, LLP is an independent registered public accounting firm with respect to BNA within the meaning of the Securities Act and the requirements of the Public Company Accounting Oversight Board; (iv), based on its review and discussion, recommended to the Board of Directors that the audited financial statements be included in BNA’s Annual Report on Form 10-K.

          The committee met with Cynthia J. Bolbach, Executive Vice President and Corporate Secretary, to review conflict of interest questionnaires completed by BNA’s Board of Directors, BNA officers and management personnel, and the members of the subsidiary boards of directors and subsidiary management personnel; met with Eunice Lin, Executive Vice President and General Counsel, to review the status of litigation and outstanding claims pending against the corporation and its subsidiaries; reviewed the requirements imposed upon audit committees by the Sarbanes-Oxley Act of 2002; received status reports concerning BNA’s internal controls assessment project required by Section 404 of the Sarbanes-Oxley Act; and pre-approved for 2011 certain non-audit services to be performed by BDO USA, LLP.

        Procedure for Handling Complaints Regarding Financial Matters. This procedure, for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters at BNA or at any BNA subsidiaries, is posted on the BNA internal home page, and is also available upon written request to Cynthia J. Bolbach, Executive Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202.  No complaints were received pursuant to this procedure during 2010.

                                                                           Ellen Taus, Chairman
                                                                           Gerald S. Hobbs
                                                                           Jonathan Newcomb
                                                                           Daniel W. Toohey

B. Audit Committee Pre-Approval Policy.

        Pursuant to a resolution adopted by the committee, the committee must approve any non-audit services performed by BDO USA, LLP and will not approve, in general, any services by BDO USA, LLP that would constitute an audit of the independent registered public accounting firm’s own work, that would result in the independent registered public accounting firm performing management functions or acting as an advocate for BNA, or that would permit the independent registered public accounting firm to promote BNA stock or other financial interests.  The committee also reviewed whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm.

C. Fees Paid to the Independent Registered Public Accounting Firms.

           The following fees were incurred by BNA for professional services rendered by BDO USA, LLP related to the years ended Dec. 31, 2010 and 2009: annual audit fees, including review of 10-Qs, $800,000 in 2010 and $800,000 in 2009; audit-related fees, including audits of the BNA 401(k) Plan, $25,000 in 2010 and $25,000 in 2009; tax-related services, $22,000 in 2010 and $22,000 in 2009. No other fees were paid to BDO USA, LLP for other services.

VII.  INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

          BNA’s independent registered public accountants for 2009 and 2010 were BDO USA, LLP. A representative of that firm will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and to respond to appropriate questions.

VIII. VOTING PROCEDURES

Enclosed is a ballot and proxy form/envelope to be used in voting for directors.  Instructions for the use of the ballot appear on the ballot.

Please note that the ballot for Class A stockholders lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan.  Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares.  By returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you.  The ballots are opened and counted by CSC Entity Services, LLC, Wilmington, DE., which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan.  The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted.  Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan.

         Directors will be elected by a plurality of votes cast.  If you, as a Class A stockholder, properly execute and return your ballot, but do not indicate how your shares are to be voted, your shares will not be voted at all in the election of directors or on the “say on pay” resolutions.

        If you will vote in person at the annual meeting, please bring this ballot and the proxy form/envelope with you.

        Jonathan Rains and Jean Lockhart have been designated by the Board of Directors as the inspectors and judges of the election for directors and of any other vote which may be taken at the annual meeting.  The votes for directors will be tallied by CSC Entity Services.  Immediately after the tallying and certification of the vote by the judges, CSC Entity Services will seal and store the ballots.

        All directors will hold office until the next Annual Meeting and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the BNA By-Laws.

IX. 2012 STOCKHOLDER PROPOSALS

Except for stockholder nominations for director governed by the BNA By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2011 Annual Meeting must be received no later than Nov. 25, 2011.  Such proposals should be directed to Cynthia J. Bolbach, Executive Vice President and Corporate Secretary, The Bureau of National Affairs, Inc., 1801 S. Bell Street, Arlington, Va. 22202.

X. OTHER BUSINESS

The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and the vote on the two “say on pay” resolutions.  The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting.  If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in BNA's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of BNA’s Class A common stock entitled to vote at such meeting, unless a different vote is required by BNA’s Articles of Incorporation, and subject to any additional requirements imposed by applicable law.

    The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this proxy statement.

                            By Order of the Board of Directors,

Cynthia J. Bolbach
Executive Vice President and Corporate Secretary

March 25, 2011

BIOGRAPHICAL SKETCHES OF NOMINEES

Paul A. Blakely (53), manager of financial planning and analysis, joined BNA in 1984. His group prepares BNA’s financial analyses, and external financial reporting, and he is the financial representative for Parent and Tax Management publishing divisions.
(Photo)
Blakely has served on the BNA Board of Directors since 2004, where he chairs the Budget Committee and serves on six other BNA board committees, including the Retirement Plan Administrative Committee since 1992.  He has served on the Tax Management, Inc., board since 1998, and from 1993 until its sale in 1999 was a director and officer of BNA Communications Inc. He also serves as BNA's assistant treasurer, Tax Management's treasurer and secretary, and as a trustee of the BNA 401(k) plan. Blakely has served on several ad hoc committees as well as on the supervisory committee of the BNA Federal Credit Union, and he was a member of the management bargaining committee for the 2010, 1997, and 1994 Newspaper Guild contract negotiations.

Blakely holds a B.A. in economics from the University of Virginia and an M.B.A. in finance from Marymount University, and has completed professional development courses at the Wharton School. He is a CPA and a member of the American Institute of Certified Public Accountants and the Greater Washington Society of CPAs, where he is a past chairman of the SEC practice committee.

Cynthia J. Bolbach  (63),  executive  vice president and corporate secretary, has been a member of the BNA Board of Directors since 2001, and serves on its Budget Committee and Executive Committee. She also serves on the Strategic Planning Committee and as a member of the boards of BNA Subsidiaries, LLC,  Llesiant Corp., The McArdle Printing Co., Inc., and STF Services Corp.
(Photo)
Bolbach began her BNA career as a legal editor on the staff of Environment Reporter, and was the managing editor of Media Law Reporter and the U.S. Patents Quarterly. She served as director of the Publishing System Project, responsible for the implementation of BNA’s PS2000 publishing system. In 1997, she served for several months as the interim director of information technology. In 2000 she was asked to lead the effort to update BNA’s circulation and billing business systems. She has served on several product and department audit committees.

She is a graduate of Wittenberg University, received a J.D. degree from the Georgetown University Law Center, and is an inactive member of the District of Columbia Bar.  In July 2010 she was elected Moderator of the 219th General Assembly of the Presbyterian Church (U.S.A.), the highest elected office in the denomination.

(Photo)              Neil R. Froemming (65), joined BNA in 1978 as a proofreader in internal production and became a reporter for Chemical Regulation Reporter later that year. In 1983, he joined Tax Management’s Cal-Q-Tax division and participated in the design and development of BNA’s first microcomputer software products. He continued to perform various computer support and software development management functions after Cal-Q-Tax was reconstituted as BNA Software in 1984. He retired in May 2005.  Froemming’s undergraduate and graduate studies were in political science (University of Arizona) and Japanese area studies (University of Hawaii). He has taught school in Malawi, served for five years as an officer in the U.S. Air Force, and served on boards and committees of many Quaker and other community organizations.

Gerald S. Hobbs (69), was the chairman and CEO of VNU, Inc., and vice-chairman of the Executive Board of VNU N.V. until April 2003. In the United States, VNU included media and information businesses that provide a broad range of data, research products, and communication services to the business community. Under his leadership, the company published 80 specialized publications and more than 30 annual directories, operated 125 trade shows, conferences, and events, and published and distributed hardcover books. It also acquired and owns numerous individual research and information companies, including A.C. Nielsen and Nielsen Media Research, focused in the areas of marketing and media. VNU’s publications and businesses included Billboard, Adweek, Mediaweek, The Hollywood Reporter,  Progressive Grocer, Successful Meetings, Sales & Marketing Management, National Jeweler, Commercial Property News, BASES,  Nielsen TV Ratings, Claritas, Spectra Marketing Systems, and  NetRatings, Inc.
(Photo)
Hobbs has served as chairman and director of the American Business Media, and currently serves as a director of Northstar Travel Media, LLC, New Track Media, LLC, Western Institutional Review Board, Inc., VNU N.V., The Nielsen Company, and Information Services Group, Inc.  In 2005 he became an operating partner and managing director of Boston Ventures Management, Inc., the general partner of Boston Ventures Limited Partnership, a private equity firm specializing in media, communications, and entertainment company investments.

Marcia P. Kaplan (59), senior account executive, began her career with BNA in 1985 and served on the BNA Board of Directors 2008-2010. She has 26 years of experience as a sales professional at BNA with daily direct customer contact and has provided market intelligence on customer needs, competition, and provides customer feedback on BNA products. Marcia's sales performance has earned her recognition for top performance and she has received numerous Distinguished Sales Awards.  She served several terms on the VP sales Council, served as Tax Management Sales Specialist, and has presented successful selling strategies to BNA's sales force at numerous National Sales Meetings.
(Photo)
Marcia was involved in contract negotiations for sales professionals and represented BNA in meetings with West Law to explore business opportunities.

She earned a B.A. cum laude from the University of Buffalo, and a Masters of Science in social administration from Case Western Reserve University. Prior to joining BNA, she held positions in sales and then sales management for a PepsiCo subsidiary.  She began her career as a social worker for the Catholic Home Bureau where she was the youngest manager in Fosgter Care and Adoption.

George J. Korphage (64), has been a member of the BNA Board of Directors since 1988.  A CPA, he was a BNA vice president and its chief financial officer until his retirement in 2007. He joined BNA in 1972 after three years in public accounting.  He continues to serve on the board’s investment committees, and was formerly a member of the Executive Committee and the Budget Committee as well as a director of most of the BNA subsidiary companies.
(Photo)
Korphage is an accounting graduate of Emporia (Kansas) State University, and did graduate work in finance at the University of Maryland.  He is a member of the American Institute of Certified Public Accountants.

Eunice F. Lin (50), executive vice president and general counsel, joined BNA in 1994 as associate general counsel and oversees legal matters for BNA and its subsidiaries. She was appointed general counsel in 1995 and elected vice president in 1996. Lin serves on the Budget Committee, the Executive Committee, the Strategic Planning Committee, the Insurance Oversight Committee, and has served on the Retirement Plan Administrative Committee, 1997 collective bargaining team, and as BNA’s 1998 United Way chairperson. She has been a member of the BNA Washington Inc., board since 1996 and is its corporate secretary. She also is a member of the boards of BNA Subsidiaries, LLC, The McArdle Printing Co., Inc., and STF Services Corp.
(Photo)
Prior to coming to BNA, Lin was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae (now Dewey & LeBoeuf) , where she worked in several practice areas including employment/labor, general corporate, and employee benefits/ERISA, and was active in the firm’s recruiting program.  She began her professional legal career with Smith, Heenan & Althen (now Ogletree, Deakins), where she maintained a broad corporate and benefits practice. Lin has advised a number of corporate boards of directors, including large steel and coal companies.  Lin also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and a law clerk for Neighborhood Legal Services Corporation in Anacostia.  She is the author of several publications including a Tax Management portfolio. Lin is active in the Association of Corporate Counsel, in mentoring Georgetown and Emory law students and alumni, and speaking on corporate counsel panels.

Lin graduated from Emory University, Atlanta, Ga., with a business degree in finance, and received her law degree from the Georgetown University Law Center. She is admitted to practice in Maryland,  D.C., and Virginia.

Gregory C. McCaffery (50), vice chairman, president, and chief operating officer, and president, Tax Management Inc. He has been a member of the BNA Board of Directors since 1997, and also serves on the boards of Tax Management Inc.,  BNA International Inc., BNA Subsidiaries, LLC, Llesiant Corp., The McArdle Printing Co., Inc., and STF Services Corp. McCaffery was named vice president and editor-in-chief effective January 1, 2000, and publisher in July 2001.  He was elected president and chief operating officer in April 2007, and was elected vice chairman of the board in April in 2009.
(Photo)
McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter.  He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management.  In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual (ADAM).  In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and Web formats, and was named director of marketing and product development for the parent company.

McCaffery has held management positions on the following publication staffs:  Daily Labor Report, Labor Relations Week, BNA’s Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA’s Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.

Darren P. McKewen (49), vice president and group publisher for tax and accounting services. He oversees the editorial, marketing, and business development operations of Tax Management Inc. He has served on the BNA Board of Directors since 2007, and has been a member of the TM board for the last nine years. He is also on the board of directors of BNA International Inc.
(Photo)
McKewen began his BNA career in 1987 as a research analyst on the customer support staff of BNA PLUS.  He subsequently worked in a variety of editorial positions as a writer, copy editor, and then managing editor.  He held several positions working on new product development and product enhancements, leading up to director of product development.  McKewen also served as executive editor and group publisher for the Human Resources & Payroll Publishing Group.  He has been with Tax Management since 2005.

Prior to BNA, McKewen was an English teacher at the British cultural center in Asuncion, Paraguay, and worked as a research assistant at the Center for Strategic & International Studies in Washington. He holds a degree in political science from the University of Virginia and a certificate in information technology management from George Mason University.

Jonathan Newcomb (64), managing director, Coady Diemar Partners, LLC, a New York investment firm where he has been since 2004. Prior to that, he was a principal in the New York-based private equity firm of Leeds Equity Partners. From 1994 through 2001, he was chairman and chief executive officer of Simon & Schuster, one of the world’s leading educational, reference, and consumer publishers. He had been president and chief operating officer since January 1991.  Prior to Simon & Schuster, he was president of the McGraw Hill Financial Information Group.
(Photo)
Newcomb is a member of the boards of  United Business Media, Journal Communications and Lulu.com. Additionally, he is a board member of the Columbia Business School.

Ellen Taus (52), chief financial officer and treasurer, The Rockefeller Foundation. She formerly served as chief financial officer, Oxford University Press, Inc., until March 2008.  From September 1999 – February 2003 she was the chief financial officer of New York Times Digital. She served as treasurer of The New York Times Company from 1997 – 1999.  She joined the New York Times Company as assistant treasurer in December 1996. From 1994 to 1996, Taus was an independent financial and transition consultant. Taus was a vice president of corporate finance at R.H. Macy from 1992 to 1994.
(Photo)
Prior to that, Taus served as chief financial officer at the American Museum of the Moving Image from 1990 to 1992, as manager of corporate development at TW Services from 1985 to 1990, and evaluated all venture capital proposals for New York & Foreign Securities from 1983 to 1985. She received a B.A. degree in economics with honors from Northwestern University in 1980 and an M.B.A. degree in finance and marketing from Columbia University Graduate School of Business in 1982. In 1999 she completed the executive program at Stanford University.

Daniel W. Toohey (71), spent almost forty years practicing law in Washington, D.C., most of them at Dow Lohnes PLC, where he managed the firm for several years. He retired in 2002. During the years of his active practice he also wrote and lectured, principally on matters of communications and intellectual property law. He also was active in many community enterprises, including the Greater Washington Board of Trade, The Shakespeare Theatre, the Federal City Council, and others. For most of these he served as both trustee and general counsel. He lectured at the University of Michigan as a visiting professor, and taught classes at many other colleges and universities.
(Photo)
His academic degrees include an A.B. and J.D. from St. Louis University and a certificate from the Center for Professional Development at Georgetown University. He maintains a practice in executive/leadership coaching. He is one of four independent directors of NewTower Trust Company, Bethesda. Md., and chairs its audit committee.  He maintains inactive memberships in the bars of the U.S. Supreme Court, the District of Columbia, and the states of Missouri and New York.

David M. Victor (52), director, Corporate and Tax Sales Division. Victor oversees approximately 100 sales professionals and managers who focus on sales to corporations, small to mid-size law firms, accounting firms, associations and state and local governments. He has been a member of the Tax Management Inc., board since 2008.
(Photo)
Victor joined BNA in 1993 as an account executive in Denver. In 1994 he ranked first in sales among all BNA sales professionals, breaking the company record for total sales in a single district. He was one of the top ten sales professionals for all three years he was in the field salesforce.

He was promoted to regional manager in 1997 and was responsible for the direction of a team of approximately 15 representatives. During his seven-year tenure as regional manager, his region was consistently in the top 25 percent of all sales regions, finishing second in 2000 and first in 2002. In 2004, he was named director of the Corporate Sales Division, responsible for over 50 sales professionals. His divisions experienced year-over-year growth from 2005 through 2007. In 2008, he was named director of the newly-merged Corporate and Tax Sales Division, responsible for over 100 sales professionals.  The division experienced significant sales growth during 2010, and he was named director of the Corporate, Legal and Tax Sales Division in 2011.

Prior to joining BNA, Victor was a sales manager for Airborne Express, a buyer for McDonnell Douglas, and production supervisor for Emerson Electric Company. He graduated from the University of Missouri with a bachelor of science degree in business administration.

Paul N. Wojcik (62), chairman and chief executive officer.  Wojcik was elected to the BNA Board of Directors in 1989.  He also serves as chairman of the boards of BNA International Inc., BNA Subsidiaries, LLC, Llesiant Corp., The McArdle Printing Co., Inc., STF Services Corp., Tax Management Inc., and BNA Washington.
(Photo)
Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979.  In 1984, he became corporate counsel, and in June 1988 he became vice president and general counsel.   In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995.  In December 1996, he was elected CEO, and was named chairman in 2007. He is currently a member of BNA's Executive Committee, Strategic Planning Committee, and investment committees.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law.  He is the vice-chair of the board of directors of Signature Theatre and serves on the executive and finance committees of that board.  He is also a member of the board of directors of Hanover Research Council.

THE BUREAU OF NATIONAL AFFAIRS, INC.	Shares Owned:	_____
ANNUAL STOCKHOLDERS’ MEETING	Regular:	_____
April 16, 2011	BNA 401 (k) Plan:	_____

Ballot ID#

    BNA CLASS A STOCKHOLDER
    Street Address
    Apartment #
    City, State, Zip

BOARD OF DIRECTORS ELECTION

INSTRUCTIONS: Place an X in the box after the names of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than four independent candidates, and for not more than nine stockholder candidates.

STOCKHOLDER CANDIDATES			INDEPENDENT CANDIDATES

Blakely, Paul A.*	1.	__________	Hobbs, Gerald S.*	1.__________
Bolbach, Cynthia J.*	2.	__________	Newcomb, Jonathan*	2.__________
Froemming, Neil R.*	3.	__________	Taus, Ellen*	3.__________
Kaplan, Marcia P.	4.	__________	Toohey, Daniel W.*	4.__________
Korphage, George J.*	5.	__________
Lin, Eunice F.*	6.	__________
McCaffery, Gregory C.*	7.	__________
McKewen, Darren P.*	8.	__________
Victor, David M.*	9.	__________
Wojcik, Paul N.*	10.	__________

*Member of present Board

PROPOSAL ONE-ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends you vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation taqbles, and the related narrative disclosure in this proxy statement.

__________FOR	__________AGAINST	__________ABSTAIN

PROPOSAL TWO - FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote in favor of  "every year" on the following proposal:

RESOLVED, that the frequency of the non-binding shareholder vote on executive compensation should be:

__________Every Year	__________Every Two Years	__________Every Three Years	__________ABSTAIN

_____________________________________________________________________________________

BALLOT INSTRUCTIONS

To Vote:  Complete and fold ballot, put it in proxy envelope, sign, date, and seal proxy envelope, and return sealed proxy envelope either by mail, using the enclosed return envelope, or by placing it in the ballot boxes in Arlington and in Bethesda, or by bringing it to the meeting.

(INTERIOR ENVELOPE)
THE BUREAU OF NATIONAL AFFAIRS, INC.
COMMON STOCK PROXY FORM
Proxy Solicited by the Board of Directors

I hereby appoint Jean Lockhart or Jonathan A. Rains as Proxy to represent me and to vote all the shares of Common Stock held by me on March 19, 2011, at the Annual Meeting of Shareholders to be held on April 16, 2011, or any adjournments thereof.  My shares are to be voted only as designated by me on the encolsed ballot, which is made a part hereof, and I withhold authority to vote on any other matter brought before the meeting.
________________________ Signature of Shareholder (Sign exactly as shown on enclosed ballot) _________________________ Date